UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

February 28, 2005

Date of Report (Date of earliest event reported)

NationsHealth, Inc.

(Exact name of Registrant as specified in its Charter)

Delaware	000-50348	06-1688360
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

13650 N.W. 8th Street, Suite 109 Sunrise, Florida 33325

(Address of Principal Executive Offices)

(954) 903-5000

Registrant’s telephone number, including area code

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under and Off-Balance Sheet Arrangement of a Registrant
Item 3.02. Unregistered Sales of Equity Securities
Item 9.01 — Financial Statements and Exhibits
SIGNATURES
Ex-4.1 7 3/4% Secured Convertible Note 2/28/05
Ex-4.2 7 3/4% Secured Convertible Note 2/28/05
Ex-4.3 7 3/4% Secured Convertible Note 2/28/05
Ex-10.1 Investment Unit Purchase Agreement 2/28/05
Ex-10.2 Senior Subordination Agreement
Ex-10.3 Fifth Amend. to Revolving Credit & Security Agreement
Ex-10.4 Registration Rights Agreement 2/28/05
Ex-10.5 Stockholders Agreement 2/28/05
Ex-10.6 Consent and Waiver 2/28/05

Item 1.01. Entry into a Material Definitive Agreement

On February 28, 2005 (the “Closing Date”), NationsHealth, Inc. (the “Company”), NationsHealth Holdings, L.L.C., a wholly-owned subsidiary of the Company, and United States Pharmaceutical Group, L.L.C. (“USPG”), an indirect wholly-owned subsidiary of the Company (collectively, the “Issuers”), closed a private placement transaction (the “Private Placement”) pursuant to that certain Investment Unit Purchase Agreement, dated as of February 28, 2005, with MHR Capital Partners LP (“MHR”) and two of its affiliates (collectively, the “Holders”). For an aggregate purchase price of $15,000,000, the Holders purchased investment units from the Issuers comprised of 7 3/4% Secured Convertible Notes in the principal amount of $15,000,000 issued by the Issuers (the “Notes”) and 1,785,714 shares of the Company’s common stock which were transferred from certain stockholders (the “Transferring Stockholders”) of the Company to USPG, which in turn, transferred the shares to the Holders. The Transferring Stockholders did not receive any proceeds from this transaction, and the Company did not issue any additional shares of common stock in connection with the transfer to the Holders.

The Notes accrue interest at a rate of 7 3/4% per annum, compounded monthly, based on a 360-day year. The Notes mature on February 28, 2012. In addition, the Notes will accelerate to maturity upon the occurrence of a default on the Notes by the Issuers. The terms of the Notes allow the Holders, at their discretion, to convert all or part of the Notes into shares of the Company’s common stock. The number of shares of common stock to be delivered upon such conversion shall be determined by dividing the amount of principal and interest under the Note being converted by the $6.56 conversion price, as subject to adjustment in accordance with the terms of the Notes, including an anti-dilution adjustment for issuances (or deemed issuances) of common stock by the Company at a price below the conversion price of the Notes (which adjustment is limited and capped as described in the Notes).

The Notes may be redeemed at the option of the Issuers under certain circumstances, and upon a change of control transaction. If a Note is redeemed at the option of the Issuers other than upon a change of control transaction, the Holders may receive, at their discretion, either (i) the principal amount plus any accrued and unpaid interest of the Notes being redeemed (the “Par Redemption Price”) plus warrants exercisable for such number of shares of the Company’s common stock the Holder would have received had the Notes being redeemed been converted immediately prior to such redemption, which warrants shall have an exercise price equal to the conversion price of the Notes in effect immediately prior to issuance of the warrant, and shall expire on February 28, 2012 (a “Redemption Warrant”), or (ii) 110% of the outstanding principal amount of the Notes being redeemed plus any accrued and unpaid interest thereon (the “Premium Redemption Price”). If a Note is redeemed pursuant to a change of control transaction, the Issuers may redeem the Notes at the Premium Redemption Price, or if the Issuers do not act, the Holder may choose to either receive the Premium Redemption Price or require that the surviving entity assume the obligations of the Note.

On February 28, 2010, and from time to time thereafter, the Issuers are required to redeem a portion of the Notes as more fully described in the Notes at the Par Redemption Price. In addition, upon a redemption by the Company of certain warrants issued by the Company on August 25, 2003 (the “Millstream Warrants”), which results in the exercise of at least three quarters of the Millstream Warrants outstanding as of the Closing Date (as may be adjusted pursuant to stock splits, dividends, combinations or other adjustments pursuant to the terms of the Millstream Warrants) for cash, the Holders shall have the right to require the Issuers to repurchase from them shares of common stock equal to such number of shares of common stock that would be receivable upon conversion of up to an aggregate of $5,000,000 in principal amount of the Notes in the aggregate, at the greater of the market price per share of the common stock at such time or $8.50 per share, provided, that in no event shall the aggregate payment for all of such shares exceed 25% of the cash proceeds of the Millstream Warrants exercised pursuant to the warrant redemption. Also, for 30 days following a redemption in which the Holder receives Redemption Warrants, (i) the Holder shall have a right (the “Tax Put Right”) by written notice to the Company to require the Issuers to purchase an amount of shares of common stock from the Holder, at the market price per share at such time, that is equal to an amount of up to $5,000,000 in the aggregate for all such redemptions for all Holders of all Notes and (ii) if the amount received by the Holder after exercising its rights up to the maximum aggregate amount pursuant to clause (i) is, when combined with the cash consideration received by the Holder upon redemption of the Notes, still insufficient to pay the income taxes relating to the redemption, the receipt of the Redemption Warrants and the exercise of the Tax Put Right, then, upon receipt of written notice from the Holders of such insufficiency, the Company shall use commercially reasonable efforts to file one registration statement for all Holders of Notes (regardless of the number of redemptions) as soon as reasonably practicable after such redemption but in any event within thirty (30) days after such redemption and cause such registration statement to be declared effective as soon as practicable after such filing but in any event within sixty (60) days after such filing, failing which the Holders of all Notes shall have an additional Tax Put Right in the amount of up to $2,500,000 in the aggregate for all such redemptions.

Under the terms of the Notes, the Holders hold a security interest on each Issuer’s tangible and intangible personal property. Such security interest and repayment obligations on the Notes have been subordinated to the security interest held by, and payment obligations owed to, CapitalSource Finance LLC (“CapitalSource”), as set forth in a Senior Subordination Agreement between the Company, the Holders, and CapitalSource, dated the Closing Date. In addition, the Issuers and CapitalSource entered into the Fifth Amendment to Amended and Restated Revolving Credit and Security Agreement, dated the Closing Date, in order to allow for the transaction with the Holders.

In connection with the Private Placement, the Company and the Holders also entered into (i) a Registration Rights Agreement, dated the Closing Date, pursuant to which the Company is obligated to register for resale shares of common stock held by the Holders on the terms and conditions specified therein, and (ii) a Stockholders Agreement, dated the Closing Date, which requires (A) the Holders to vote up to 1,785,714 shares of the Company’s common stock held by them as directed by RGGPLS Holding, Inc. (a corporation owned equally by trusts formed by Glenn M. Parker, M.D., Robert Gregg and Lewis Stone, who are executive officers of the Company) and (B) at the request of MHR, the Company, RGGPLS and GRH Holdings, L.L.C., (a limited liability company controlled by Michael Gusky) to vote their shares of common stock and take other actions necessary to cause the nomination and election of one person designated by MHR as a member of the Company’s board of directors and allow MHR to designate one person as an observer to the board of directors (or two observers if MHR elects not to designate a person as a director) on the terms and conditions specified therein. In connection with the transactions, the stockholders of the Company with existing registration rights entered into a Consent and Waiver, dated the Closing Date, by and among such stockholders and the Company, which provides for a change in the priority of registration and the ability to participate in registrations under the Registration Rights Agreement.

The issuance of the above-referenced securities was exempt from registration requirements of the Securities Act of 1933 pursuant to Section 4(2) thereof and Regulation D promulgated thereunder based upon the representations of each of the Holders that it was an “accredited investor” (as defined under Rule 501 of Regulation D) and that it was purchasing such securities without a present view toward a distribution of the securities. In addition, there was no general advertisement conducted in connection with the sale of the securities.

The terms of the Private Placement and related transactions are more fully described in the copies of the transaction documents attached as exhibits to this Form 8-K, which are hereby incorporated by reference as if fully set forth herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under and Off-Balance Sheet Arrangement of a Registrant

See the description in Item 1.01 above, which is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities

See the description in Item 1.01 above, which is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits

(c)	Exhibits.

4.1	7 3/4% Secured Convertible Note in favor of MHR Capital Partners (100) LP, dated February 28, 2005.

4.2	7 3/4% Secured Convertible Note in favor of MHR Capital Partners LP, dated February 28, 2005.

4.3	7 3/4% Secured Convertible Note in favor of OTQ LLC, dated February 28, 2005.

10.1	Investment Unit Purchase Agreement, dated February 28, 2005.

10.2	Senior Subordination Agreement, dated February 28, 2005.

10.3	Fifth Amendment to Amended and Restated Revolving Credit and Security Agreement, dated February 28, 2005.

10.4	Registration Rights Agreement, dated February 28, 2005.

10.5	Stockholders Agreement, dated February 28, 2005.

10.6	Consent and Waiver, dated February 28, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONSHEALTH, INC.

Date: March 4, 2005	By:	/s/ Timothy Fairbanks

Timothy Fairbanks Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	7 3/4% Secured Convertible Note in favor of MHR Capital Partners (100) LP, dated February 28, 2005.

4.2	7 3/4% Secured Convertible Note in favor of MHR Capital Partners LP, dated February 28, 2005.

4.3	7 3/4% Secured Convertible Note in favor of OTQ LLC, dated February 28, 2005.

10.1	Investment Unit Purchase Agreement, dated February 28, 2005.

10.2	Senior Subordination Agreement, dated February 28, 2005.

10.3	Fifth Amendment to Amended and Restated Revolving Credit and Security Agreement, dated February 28, 2005.

10.4	Registration Rights Agreement, dated February 28, 2005.

10.5	Stockholders Agreement, dated February 28, 2005.

10.6	Consent and Waiver, dated February 28, 2005.